Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (file Nos. 333-66460, 333-82762 and 333-111519) and Form S-8 (Nos. 333-41374, 333-49978, 333-102741, 333-115988 and 333-133974) of Network Engines, Inc. of our report dated December 11, 2006, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 14, 2006